Exhibit D-7

STATE OF CONNECTICUT

CONNECTICUT SITING COUNCIL

Certificate of Environmental Compatibility and	:	Docket No. 27
Public Need For The Modification of	:
Bridgeport Harbor Unit No. 3 to Capability to	:
Burn Either Low-Sulfur Coal or Oil	:	March 3, 2005
:
:

JOINT REQUEST OF PSEG POWER CONNECTICUT, LLC AND
EXELON CORPORATION FOR APPROVAL OF TRANSFER OF CERTIFICATE OF
ENVIRONMENTAL COMPATIBILITY AND PUBLIC NEED

I.	INTRODUCTION

          On January 11, 1983, the Connecticut Siting Council (“Council”) in Docket No. 27 issued a certificate of environmental compatibility and public need (the “Certificate”) to The United Illuminating Company (“UI”) allowing UI to modify Unit No. 3 at Bridgeport Harbor Station to have the capability to burn either low-sulfur coal or oil. With Council approval, the Certificate was transferred to Wisvest-Connecticut, LLC (“Wisvest”) on March 9, 1999 in connection with Wisvest’s purchase of Bridgeport Harbor Station. With Council approval, the Certificate was subsequently transferred to PSEG Power Connecticut LLC (“Power Connecticut”) on August 1, 2002 in connection with the purchase of the issued and outstanding membership interests and limited liability company interests of Wisvest. As described below, Power Connecticut and Exelon Corporation (“Exelon”) hereby jointly request that the Council transfer the Certificate from Power Connecticut to Exelon Generation Connecticut, LLC (“EGC”).

II.	DESCRIPTION OF PROPOSED TRANSACTION

          PSEG Power’s ultimate parent, Public Service Enterprise Group Incorporated (“PSEGI”), entered into an Agreement and Plan of Merger with Exelon, on December 20, 2004. As part of this merger, Power Connecticut will either be merged into EGC or will become a direct subsidiary of EGC, and will be renamed Exelon Generation Connecticut, LLC. Accordingly, pursuant to Connecticut General Statutes §16-50k(b), Power Connecticut and Exelon hereby jointly request the Council approve the transfer of the Certificate from Power Connecticut to Exelon Generation Connecticut, LLC.

          A copy of the application filed with the Federal Energy Regulatory Commission (“FERC”) under Section 203 of the Federal Power Act by PSEGI and Exelon, which describes the transaction in detail, is attached as Bulk Exhibit 1 hereto. Exhibit 2 hereto, which is a part of the FERC Section 203 application, illustrates the post-transaction corporate structure.

III.	REQUEST FOR THE TRANSFER OF THE CERTIFICATE

          Power Connecticut and Exelon hereby jointly request the transfer of the Certificate to Exelon Generation Connecticut, LLC. The proposed transaction meets the requirements of Connecticut General Statutes §16-50k(b). Exelon Generation Connecticut, LLC will comply with all conditions and requirements of the Certificate, and it is technically and financially capable of owning and operating Bridgeport Harbor Station and of complying with the conditions and requirements of the Certificate, as described in Bulk Exhibit 1. In support of this request, Power Connecticut and Exelon represent that the transaction described herein was not contemplated at or prior to the time the Certificate was issued or at or prior to the time the Certificate was previously transferred to Wisvest or to Power Connecticut. Please note that Exelon Generation Connecticut, LLC will also own and operate New Haven Harbor Station and there are no Council certificates for New Haven Harbor Station.

IV.	TIMING OF TRANSFER

          Power Connecticut and Exelon anticipate that the transaction described herein will occur in the fourth quarter of 2005 and request that transfer of the Certificate be effective as of the date of the closing of the transaction. For the Council’s records, we will notify the Council upon the consummation of the transaction.

V.	CONCLUSION

          For the reasons stated herein, Power Connecticut and Exelon respectfully request that the Council transfer the Certificate to Exelon Generation Connecticut, LLC.

Respectfully submitted,

PSEG POWER CONNECTICUT, LLC AND
EXELON CORPORATION

By:

Franca L. DeRosa, Esq.
Brown Rudnick Berlack Israels LLP
185 Asylum Street, 38th Floor
Hartford, CT 06103
Telephone: (860) 509-6539
Facsimile: (860) 509-6501
Their Attorney

LIST OF EXHIBITS

Bulk Exhibit 1 –	Application For Authorization of Disposition of Jurisdictional Assets Under Section 203 of the Federal Power Act *

Exhibit 2 –	Proposed Corporate Structure

*	Four copies provided to Council